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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 1999

                        LAZARE KAPLAN INTERNATIONAL INC.
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             (Exact Name of registrant as specified in its charter)


      Delaware                          1-7848                  13-2728690
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(State or other jurisdiction of      (Commission              (IRS Employer
incorporation or organization)       File Number)           Identification No.)

529 Fifth Avenue, New York, New York                              10017
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code    (212) 972-9700

                                 Not Applicable
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               (Former name, former address and former fiscal year,
                         if changed since last report)





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ITEM 5. OTHER EVENTS

           As previously disclosed, in the Form 8-K, dated May 7, 1999, of Lazare Kaplan International Inc. ("LKI"), LKI and certain of its directors, officers and subsidiaries were involved in several legal proceedings with International Diamond Traders CY B.V.B.A., Avi Neumark, Novel Diamonds Inc. and Lexco Limited (collectively, the "Neumark Entities"). Pursuant to the terms of a settlement agreement, dated October 18, 1999, the parties settled all of the various disputes and the Company has agreed to pay the Neumark Entities the sum of $3,275,000 over a period of 40 months. The total cost of the settlement including related legal and other expense to be recorded in the second quarter is $2,300,000 net of tax. While the Company was confident it eventually would have been successful on the merits, the settlement was made in order to avoid time-consuming and costly litigation which would have absorbed significant amounts of management time and would have extended over a period of years.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LAZARE KAPLAN INTERNATIONAL INC.
                                        (Registrant)

Date: November 2, 1999                  By: /s/ Sheldon L. Ginsberg
                                           -------------------------------------
                                           Sheldon L. Ginsberg
                                           Executive Vice President
                                           and Chief Financial Officer



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